Filed Pursuant to Rule 424(b)(3)
Registration No. 333-166593
PROSPECTUS
$30,000,000
POWERSECURE INTERNATIONAL, INC
Common Stock
Preferred Stock
Warrants
Units

     We may from time to time offer and sell of up to $30,000,000 in common stock, preferred stock, warrants, or any combination of these securities in units, in connection with the acquisition of assets, businesses or securities of other companies. We may effect these acquisitions by purchase, merger or any other form of business combination. We may offer these securities separately or together, in one or more transactions, series or classes and in amounts, at prices and on terms that we will determine at the time of an offering. We do not expect to receive any cash proceeds from the sale of securities offered under this prospectus.
     This prospectus describes some of the general terms of these securities and the general manner in which we may offer them. We may add, update or change information contained in this prospectus by means of one or more prospectus supplements. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you purchase any of the securities offered hereby.
     The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the price of the shares we issue will be related to their market price, either when we agree to the particular acquisition, when we issue the shares, or during some other negotiated period.
     We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions and, in some cases, we may issue securities under this prospectus in full or partial payment of such fees. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.
     We may also permit individuals or entities who have received or will receive shares of our common stock in connection with the acquisitions described above to use this prospectus to cover resales of those shares. If this happens, we will not receive any proceeds from such shares. See “Reselling Securities” for information relating to resales of our securities pursuant to this prospectus.
     Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol “POWR.” On May 26, 2010, the last sale price of our common stock as reported on the NASDAQ Global Select Market was $9.20 per share.

     Investing in our securities involves significant risks. You should carefully read the section entitled “Risk Factors” beginning on page 6 of this prospectus and in the applicable prospectus supplement and in any of the documents we incorporate by reference.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2010

          You should rely only on the information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you. Neither we nor any selling stockholders have, and neither we nor any selling stockholders have authorized anyone else, to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they related and are not an offer to buy securities in any jurisdiction to any person to whom an offer or sale is not permitted. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.
          This prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus. We will provide you without charge upon your request a copy of any documents incorporated by reference into this prospectus (other than exhibits to those documents that are not specifically incorporated by reference into those documents). You may request a copy of a document by writing or telephoning us at the following address:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
Telephone: (919) 556-3056
          To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities, or combinations of the securities, described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000, in connection with the acquisition of businesses, assets or securities of other companies, whether by purchase, merger or any other form of business combination.
     The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the price of the shares we issue will be related to their market price, either when we agree to the particular acquisition, when we issue the shares, or during some other negotiated period.
     We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions and, in some cases, we may issue securities under this prospectus in full or partial payment of such fees. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.
     With our consent, persons who receive securities under this prospectus in connection with acquisitions may use this prospectus to sell such securities at a later date. We refer to these persons in the prospectus as selling security holders. Please see the information described under the heading “Reselling Securities” to find out more information about resales of the securities by the selling security holders.
          This prospectus provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering and those securities. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Before investing in any of the securities being offered under this registration statement, you should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference.”
          This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

POWERSECURE INTERNATIONAL, INC.
Who We Are
     PowerSecure International, Inc., headquartered in Wake Forest, North Carolina, is a leading provider of Energy and Smart Grid Solutions to electric utilities and their commercial, institutional and industrial customers, and of Energy Services to oil and natural gas producers. We provide these customers with products and services in four strategic business areas:
•	Interactive Distributed Generation®,

•	Utility Infrastructure,

•	Energy Efficiency, and

•	Energy Services.
     Our Energy and Smart Grid Solutions segment is operated through our largest wholly-owned subsidiary PowerSecure, Inc., which we refer to as “our PowerSecure subsidiary.” This segment includes three of our four strategic business areas: Interactive Distributed Generation®, Utility Infrastructure and Energy Efficiency. These three areas are focused on providing utilities and their commercial, institutional and industrial customers with products and services to help them generate, deliver and utilize electricity more efficiently and are intended to deliver strong returns on investment. This segment operates primarily out of our Wake Forest, North Carolina headquarters office, and its operations also include several satellite office and manufacturing facilities, the largest of which are in Raleigh, North Carolina, McDonough, Georgia, and Anderson, South Carolina.
     Our Interactive Distributed Generation® business involves manufacturing, installing and operating electric generation equipment located at the facility where the power is used, including commercial, institutional, and industrial operations, generally on behalf of electric utilities. Our equipment provides a dependable backup power supply during power outages, and provides a more efficient and environmentally friendly source of power during high cost periods of peak power demand. Our Interactive Distributed Generation systems contain our proprietary electronic controls, which enable our systems to be monitored around the clock by our smart grid monitoring center, protecting our customers’ operations from power outages and their costs. Through our monitoring center, we also forecast utilities’ peak demand periods, and electronically deploy our systems during these periods to power the customers’ operations instead of drawing electricity from the utility grid. Our smart grid monitoring center ensures that our interactive distributed generation systems deliver more efficient and environmentally friendly power at optimal times and durations. This more efficient peak demand power supply benefits both the utility and the customer whose facility is being powered by the system. Our systems also enable utilities to delay new infrastructure investments for transmitting and distributing power, and minimize energy losses associated with moving electricity over long distances.
     Our Utility Infrastructure business is focused on helping electric utilities design, build, upgrade and maintain infrastructure that enhances the efficiency of their grid systems. Our products and services include transmission and distribution system construction and maintenance, installation of advanced metering and efficient lighting, and emergency storm restoration. Additionally, we provide utilities with a wide range of engineering and design services, as well as consulting services for regulatory and rate design matters.
     Our Energy Efficiency area is focused on providing energy solutions to commercial, institutional, and industrial customers that deliver strong returns on investment by reducing energy costs, improving their operations, and benefiting the environment. Our primary business in this area is our EfficientLights business, and our primary product is our EfficientLights LED-based, or light-emitting diode based, lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores. Additionally, we are in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based street lights and security lights. Our other business in this area is our EnergyLite business, which designs and installs cost-effective energy improvement systems for general lighting, building controls and other facility upgrades.
     Our Energy Services segment is operated through our two other principal operating subsidiaries, Southern Flow Companies, Inc., which we refer to as “Southern Flow,” and WaterSecure Holdings, Inc., which we refer to as “WaterSecure.” Our Southern Flow business provides oil and natural gas measurement services to customers involved in oil and natural gas production, transportation and processing, with a focus on the natural gas market.

Southern Flow is headquartered in Lafayette, Louisiana, and provides these services through ten division offices located throughout the Gulf of Mexico, Southwest, Midwest and Rocky Mountain regions. WaterSecure owns approximately 40% of the equity interests in an unconsolidated business, Marcum Midstream 1995-2 Business Trust, which we refer to as “MM 1995-2” or as our “WaterSecure operations.” Our WaterSecure operations provide water processing and disposal services for oil and natural gas producers in northeastern Colorado utilizing environmentally responsible technologies and processes.
     In this prospectus, references to “PowerSecure,” “we,” “us” and “our” mean PowerSecure International, Inc. together with its subsidiaries, and references to our “PowerSecure subsidiary” means PowerSecure, Inc. alone, unless we state otherwise or the context indicates otherwise.
     We were incorporated in Delaware on April 5, 1991. On August 22, 2007, we changed our name to PowerSecure International, Inc. from Metretek Technologies, Inc., recognizing that the significant growth in the business operations of our PowerSecure subsidiary resulted in it becoming our core business and the business best positioned in the marketplace to lead our growth in the future. Our principal executive offices are located at 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, and our telephone number at those offices is (919) 556-3056. Our internet website address is www.powersecure.com. The contents of and the information on or accessible through our corporate website is not a part of, and is not incorporated into, this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus, and any references to our website are intended to be an inactive textual references only.
Recent Developments
          On April 6, 2010, we announced that we have launched an expansion of our LED lighting business through the formation and acquisition of a two-thirds controlling interest in Innovative Electronic Solutions Lighting, LLC, a Delaware limited liability company, which we refer to as “IES”, which acquired substantially all of the assets and business of a leading LED lighting development company, in order to accelerate the expansion of new LED lighting products and to capitalize on the growing marketplace for LED lighting. IES will design and manufacture new LED-based lighting products for commercial, industrial, and retail customers. The business of IES will include turn-key product development, design and manufacturing of solid state LED-based lights, including power drivers, light engines, and thermal management solutions.
          IES commenced its business and operations by acquiring, on April 1, 2010, substantially all of the assets and business of Innovative Electronic Solutions, LLC, a North Carolina limited liability company, which conducted a solid state LED-based lighting design and manufacturing business. Our PowerSecure Subsidiary owns two-thirds of the membership interests in, and controls the management of, IES. Our PowerSecure Subsidiary contributed approximately $4.4 million to IES to fund the capitalization of IES and the acquisition by IES of substantially all of the assets and business of the seller as well as the assumption by IES of the seller’s current liabilities. In connection with its sale and contribution of substantially all of its asset and business to IES, the seller received the remaining one-third of the membership interest in IES.
          Commencing in 2012, under certain terms and conditions set forth in the governing documents of IES, we have the right to acquire the remaining one-third minority interest in IES currently held by the seller in exchange for shares of our common stock in an amount equal to the value of that minority interest determined under a formula based on the after-tax net income of IES attributable to that minority interest over the four prior quarters multiplied by our consolidated fully diluted price/earnings ratio over the same period, adjusted for non-recurring or extraordinary items, discounted by 30%. If we have reported a net loss for that period, then the minority interest value will be computed based upon the revenues of IES over the four prior quarters multiplied by our consolidated fully diluted price/revenue ratio over the same period, discounted by 30%. Under the applicable formula, in either case, the minimum minority interest value is $10 million. In the event of a change in control of either us or our PowerSecure subsidiary, then we will be deemed to have automatically exercised our right to acquire the IES minority interest, subject to a minimum minority interest value of $10 million. We are required to deliver freely tradeable shares if we exercise this right. Accordingly, if we exercise our right to acquire the minority interest of IES, we may use this prospectus to cover the issuance of our shares of common stock in exchange for the minority interest in IES.
          On April 30, 2010, our PowerSecure subsidiary, which owned two-thirds of the equity interests in EfficientLights, LLC, a Delaware limited liability company, exercised its option to purchase the one-third minority interest in EfficientLights. The minority interests in EfficientLights were previously owned by the founder, who is also the President, of EfficientLights and by five other key employees of EfficientLights. EfficientLights markets and sells LED-based lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores, and is in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based street lights and security lights. As a result, EfficientLights has become a wholly-owned subsidiary of our PowerSecure subsidiary and there will no longer be a reduction in our consolidated net income due to the net income attributable to the noncontrolling interest. Our PowerSecure subsidiary acquired the minority interest in EfficientLights in exchange for 1,025,641 shares of our common stock, which had a value of $11,548,717, based on $11.26, the last sale price of our common stock on April 30, 2010 as reported on The NASDAQ Global Select Market.
RISK FACTORS
     Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.
     If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information” and “Documents Incorporated by Reference.” See also “Cautionary Note Regarding Forward-Looking Statements.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and any related free writing prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of and made under the safe harbor provisions of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity” and “scheduled,” variations of such words, and other comparable terminology and similar expressions are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:
•	our prospects, including our future business, revenues, expenses, net income, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, our targeted growth rate and our expectations about realizing the revenue in our backlog and in our sales pipeline;

•	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the downturn in the economy and the adverse effects of the difficult credit markets on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

•	the effects of fluctuations in sales on our business, revenues, expenses, net income, margins, profitability, cash flow, liquidity, financial condition and results of operations;

•	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•	our markets, including our market position or market share;

•	our ability to successfully develop, operate, grow and diversify our operations and businesses;

•	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

•	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

•	industry trends and customer preferences and the demand for our products, services, technologies and systems;

•	the nature and intensity of our competition, and our ability to successfully compete in our markets;

•	business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships; and

•	the effects on our business, financial condition and results of operations of litigation and other claims and proceedings that arise from time to time.
     Any forward-looking statements we make are based on our current plans, intentions, objectives, goals, strategies, hopes, beliefs, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” above, as well as other risks, uncertainties and factors discussed elsewhere in this prospectus, in documents that we include as exhibits to the registration statement of which this prospectus is a part or incorporate by reference in this prospectus, and in other reports and documents we from time to time file with or furnish to the SEC and incorporate by reference in this prospectus. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.
     Any forward-looking statements contained in this prospectus, any prospectus supplement or any free writing prospectus or in any document we incorporate by reference speak only as of the date of this prospectus, such prospectus supplement or free writing prospectus or such document incorporated by reference. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.
USE OF PROCEEDS
     This prospectus relates to securities that may be offered and issued by us from time to time in connection with the acquisition of assets, businesses or securities of other companies. Unless otherwise indicated in any prospectus supplement, we do not expect to receive proceeds from the offering of any securities pursuant to this prospectus other than the assets, businesses or securities acquired in business combination transactions. When this prospectus is used by a selling security holder in a public reoffering or resale of securities acquired pursuant to this prospectus, we will usually not receive any proceeds from such sale by the selling security holder.
THE SECURITIES THAT MAY BE OFFERED
     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling stockholders may offer. These descriptions are not meant to be complete. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
     We may offer and sell from time to time, in one or more primary offerings:
•	common stock;

•	preferred stock;

•	warrants to purchase common stock and/or preferred stock; and

•	units consisting of common stock, preferred stock and/or warrants in any combination.
     The selling stockholders may from time to time offer our common stock for resale in one or more secondary offerings.
     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF COMMON STOCK
     The following is a description of the general terms of our common stock and of certain provisions of our Second Amended and Restated Certificate of Incorporation, which we refer to as our restated certificate, and of our Amended and Restated Bylaws, which we refer to as our restated bylaws. This description is a summary only and not meant to be complete, but is qualified in its entirety by reference to the relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, and to our restated certificate and of our restated bylaws. For more detailed information, you should refer to our restated certificate and our restated bylaws, which we have filed with the SEC and are available as described below under “Where You Can Find More Information,” and the DGCL.
General
     Under our restated certificate, we are authorized to issue 25,000,000 shares of common stock, par value $.01 per share. As of May 26, 2010, 18,250,041 shares of common stock were issued and outstanding.
Voting Rights, Dividends and Other Rights
     The holders of our common stock are entitled to one vote for each share in the election of directors and on all other matters submitted to a vote of the stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors or any preemptive rights to purchase or subscribe for our securities. Our common stock is not convertible into any other securities and is not subject to redemption by us. All outstanding shares of our common stock are, and any additional shares of our common stock that we may issue under this prospectus will upon issuance be, fully paid and non-assessable.
     Subject to the rights of the holders of any shares of preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends and other distributions, if any, as may be declared from time to time by our board out of funds legally available for that purpose.
     In the event of the liquidation, dissolution or winding-up of our affairs, the holders of our common stock will be entitled to share ratably in our net assets that are remaining after payment or provision for payment of all of our debts and obligations and after payment of any liquidation preferences to the holders of any shares of preferred stock then outstanding.
     The rights of holders of our common stock are subject to and may be adversely affected by the rights, preferences and privileges of the holders of shares of any series of preferred stock that we may issue in the future.
Listing
     Our common stock is listed on The NASDAQ Global Select Market under the symbol “POWR.”
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Anti-Takeover Provisions
     Certain provisions of Delaware law, our restated certificate and restated bylaws, and our stockholder rights plan discussed below could discourage, delay or prevent a proxy contest or other change in control or a change in management. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by the board and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights.
     Delaware Business Combinations Statute. We are a Delaware corporation and are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with such person’s affiliates and associates, owns (or, within three years prior, did own) 15% or more of the corporation’s voting stock.
     Blank Check Preferred Stock. Our restated certificate authorizes the issuance of up to 3,500,000 shares of preferred stock, par value $0.01 per share, of which 2,000,000 shares of preferred stock were not designated as of the date of this prospectus. The board has the authority, without further approval of the stockholders, to issue and determine the powers, preferences and relative, participating, optional or other special rights of each series of preferred stock, and any qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, dividend rate, conversion or exchange rights, redemption rights and price (including sinking fund provisions) and liquidation preference. The board can issue shares of preferred stock in one or more series and fix the number of shares constituting any such series and the designation thereof. The rights and preferences of any series of preferred stock that we issue in the future could adversely affect the voting power and ownership interest of holders of our common stock. See “Description of Preferred Stock” below.
     Classified Board of Directors and Limitation on Removal of Directors. Our restated certificate provides that our Board is divided into three classes, each serving staggered three-year terms, so that only approximately one-third of the directors are elected at each annual meeting of stockholders. All directors elected to our classified Board will serve until the election and qualification of their respective successors or their earlier resignation or removal. The Board is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The Board (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the Board occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the Board may be removed only for cause and only by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors.
     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our restated bylaws contain provisions requiring that, in order for nominations to the Board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. Generally, for an annual meeting, a stockholder’s notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the previous year’s annual meeting, provided if the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder must be delivered not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of the annual meeting was first made. The notice must set forth specific information regarding the proposing stockholder, the proposed business or director nominee and such other information, and the stockholder must follow the procedures, specified in the restated bylaws. Such requirements in our restated bylaws are in addition to the requirements set forth in the rules and regulations of the SEC under the Exchange Act. If it is determined that a nomination or other business was not properly brought before a meeting in accordance with our restated bylaw provisions, such business will not be conducted and such nominee will be disregarded at the meeting.
     Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our Chairman of the Board, our President or by our Secretary at the request in writing of a majority of our Board. Business to be transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the special meeting.
     No Stockholder Action by Written Consent. Our restated certificate and our restated bylaws require that nay action required or permitted to be taken by the stockholders must be taken at a duly called meeting of the stockholders and may not be taken by written consent without a meeting.

     Size of the Board. Our restated bylaws provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by the Board, provided it shall be not less than four nor more than nine.
     Filling Board Vacancies. Under our restated bylaws, any vacancy and any newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the remaining directors, even if less than a quorum, and the director so chosen will hold office until the election of the class of directors for such directorship.
     Super-Majority Stockholder Vote Required for Certain Actions. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to authorize a merger, consolidation, sale of all or substantially all assets or similar transaction or to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate requires the affirmative vote of the holders of not less than 80% of our outstanding voting shares in order for us to consolidate or merge with or into another corporation, to cause a combination or majority share acquisition, to sell, transfer or otherwise dispose of all or substantially all of our assets or to dissolve, unless two-thirds of our Board approves that action or transaction. In addition, our restated certificate provides that our restated certificate and our restated bylaws can only be amended or repealed by the affirmative vote of the holders of not less than 80% of our outstanding voting shares, unless two-thirds of our Board approves such amendment or repeal.
     Other Provisions in our Restated Certificate. Our restated certificate contains other provisions that could have the effect of discouraging, delaying or preventing a third party from attempting to acquire us. For example, our restated certificate contains a fair price provision that sets minimum price requirements for potential acquirers under certain conditions. In addition, our restated certificate contains anti-greenmail provisions which limit our ability to repurchase shares of common stock from significant stockholders.
     Stockholder Rights Plan. Our Board has adopted a stockholder rights plan, through an amended and restated rights agreement. The rights plan may have the effect of delaying, deterring, or preventing changes in our management or control of us, which may discourage potential acquirers who otherwise might wish to acquire us without the consent of the Board. Under the rights plan, if a person or group acquires 15% or more of our common stock, all holders of rights (other than the acquiring stockholder) may, upon payment of the purchase price then in effect (which is currently $15.00 per right), purchase common stock having a value of twice the purchase price. In the event that we are involved in a merger or other similar transaction where we are not the surviving corporation, all holders of rights (other than the acquiring stockholder) shall be entitled, upon payment of the then in effect purchase price, to purchase common stock of the surviving corporation having a value of twice the purchase price. The rights are redeemable by us for $0.01 per right, and will expire on November 30, 2011, unless we extend the terms of the rights agreement or we earlier redeem or exchange the rights.
     Limitation of Liability and Indemnification of Officers and Directors. Our restated certificate and restated bylaws contain provisions permitted under the DGCL eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. In addition, our restated certificate and restated bylaws contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by the DGCL. We have also entered into indemnification agreements with our directors and executive officers providing them with broad rights of indemnification to the fullest extent permitted by law.
DESCRIPTION OF PREFERRED STOCK
     We are authorized to issue up to 3,500,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares were designated as Series B and intended for a previous private placement, 500,000 shares were designated as Series C and reserved for issuance under our rights plan, and 2,000,000 shares are undesignated and available for issuance as “blank check” preferred stock. As of May 26, 2010, no shares of our preferred stock were outstanding.
     The following description of the general terms of our preferred stock is a summary only and not meant to be complete, but is qualified in its entirety by reference to our restated certificate and to the certificate of designations relating to any new series of preferred stock we offer hereunder. For more detailed information, you should refer to our restated certificate, which we have filed, and to one or more certificates of designations related to any new series of preferred stock we offer under this prospectus, which prior to offering hereunder we will file, with the SEC as described below and are or will be available as provided under “Where You Can Find More Information.”
     Our board is authorized, without stockholder approval, to issue shares of our preferred stock from time to time in one or more series and to fix and designate the powers, preferences and relative, participation, optional or other special rights, and any qualifications, limitations or restrictions, of each series of preferred stock, including any:
•	voting rights;

•	dividend rate;

•	conversion or exchange rights;

•	redemption rights and price (including sinking fund provisions); and

•	liquidation preferences.
     Our board may fix the number of shares constituting any series and the designations of these series. The powers, preferences and relative, participation, optional or other special rights, and any qualifications, limitations or restrictions, of each series will be fixed by a certificate of designation relating to each series. If we issue shares of any series of preferred stock under this prospectus, the prospectus supplement relating to each series will specify the terms of the preferred stock, including, if applicable, the following:
•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.
DESCRIPTION OF WARRANTS
     The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
General
     We may issue warrants to purchase shares of our common stock or our preferred stock, or a combination thereof, in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities.
     Each series of warrants will be evidenced by warrant certificates that we will issue under a separate warrant agreement. We may enter into each warrant agreement with a warrant agent. We will indicate the name and address of any warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
     If we issue warrants pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of each series of warrants, including, as applicable, the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the designation and terms of any securities with which the warrants are issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or the number of securities issuable upon exercise of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	the manner in which the warrant agreement and warrants may be modified;

•	the federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
          Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or the right to exercise voting rights, if any.
Exercise of Warrants
     Each warrant will entitle the holder to purchase the securities that we specify at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrants will be required to deliver to the warrant agent upon exercise of the warrants.
     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights By Holders of Warrants
     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of warrants may, without the consent of the related warrant agent or the holder of any other warrants, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
DESCRIPTION OF UNITS
     We may issue units consisting of one or more shares of common stock, shares of preferred stock and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
     If we issue any units pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of and other information relating to such units, including, as applicable, the following:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any applicable material U.S. Federal income tax consequences;

•	the terms of any unit agreement governing the units; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
     The provisions described in this section, as well as those described under “Description of Common Stock”, “Description of Preferred Stock” and “Description of Warrants,” will apply to each unit, as applicable, and to any common stock, preferred stock or warrant included in each unit.
RESELLING SECURITIES
     In general, the persons to whom we issue securities under this prospectus, which we refer to as selling security holders, will be able to offer and resell the securities they receive pursuant to this prospectus in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive large blocks of our securities may want to resell those securities in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling security holders who may wish to sell securities offered hereby. As used in this prospectus, the term “selling security holders” includes any donees, pledges, transerees and other successors-in-interest selling securities received from a named selling security holder. However, no person who receives the securities covered by this prospectus will be authorized to use this prospectus for an offer of such securities without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.
     Selling security holders may agree that:
•	an offering of securities under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;

•	they will enter into custody agreements with one or more banks with respect to such securities; and

•	that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.
     Usually, we will not receive any of the proceeds from any sale of securities offered by a selling security holder. If we do receive any proceeds, the arrangements and amount will be disclosed in the relevant prospectus supplement.
     Selling security holders may sell securities:
•	through any national securities exchange or automated quotation system on which our securities have been approved for listing or trading in the future or otherwise;

•	in the over-the-counter market;

•	in special offerings;

•	directly to purchasers in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	in block trades in which the broker or dealer will attempt to sell securities as an agent but may position and resell a portion of the block as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.
     Securities may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling security holders and/or the purchasers of securities. The proceeds to a selling security holder from any sale of securities will be reduced by any compensation and any expenses to be borne by the selling security holder.
     If required by the Securities Act and the rules of the Commission, at the time a particular offer of securities is made a supplement to this prospectus will be delivered that identifies any persons reselling securities acquired under this prospectus and will provide information about them and describe any material arrangements for the distribution of securities and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling security holder. We may agree to keep the registration statement relating to the offering and sale by the selling security holders continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.
     Selling security holders and any brokers, dealers, underwriters or agents that participate with a selling security holder in the distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We may agree to indemnify selling security holders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of securities.
     Selling security holders may also offer and sell any securities acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling security holders should seek the advice of their own counsel about the legal requirements for such sales.
PLAN OF DISTRIBUTION
     This prospectus covers securities that we may issue from time to time in connection with acquisitions of businesses, assets or securities of other companies. In addition to the securities offered by this prospectus, we may offer other consideration, including stock options, cash, assets, notes or other evidences of debt, securities that may be convertible into shares of our common stock covered by this prospectus, assumption of liabilities of the businesses, assets or securities being acquired, or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.
     The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets or securities, along with all other relevant factors. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. The securities issued to the owners of the businesses, assets or securities to be acquired normally are valued at a price based on or reasonably related to the market value of such securities when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the securities or during some other negotiated period.
     This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition.
     We will pay all expenses of this registration and any offerings of securities under this prospectus. We do not expect to pay underwriting discounts or commissions in connection with the offer and sale of securities under this prospectus, although we may pay brokers’ commissions or finders’ fees from time to time in connection with certain acquisitions, and the fees may be paid through the issuance of securities covered by this prospectus. Any person receiving brokers’ commissions or finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.
     In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving securities covered by this prospectus that will limit the number of securities that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We may also determine to waive any such agreements without public notice.
LEGAL MATTERS
     The validity of the securities offered under this prospectus is being passed upon for us by Kegler, Brown, Hill & Ritter Co., L.P.A., Columbus, Ohio.
EXPERTS
     Hein & Associates LLP, independent registered public accounting firm, has audited our consolidated financial statements, including the related financial statement schedule, and the consolidated financial statements of Marcum Midstream 1995-2 Business Trust as of December 31, 2009 and December 31, 2008 and for the three years then ended included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Hein & Associates LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-4 with respect to the securities offered by this prospectus with the SEC under the Securities Act. This prospectus is only part of the registration statement and does not include all of the information contained in the registration statement and the exhibits to the registration statement. You can obtain a copy of the registration statement, including the exhibits filed with it, from the SEC as indicated below.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these materials by writing to the SEC and paying a fee for the copying cost. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public on the Internet at the SEC’s website at http://www.sec.gov.
     We make available, free of charge, on our website located at www.powersecure.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be an inactive textual references only.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any information that is superceded by information that is included directly in this prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.
     We incorporate by reference into this prospectus the documents listed below, which we have filed with the SEC (in each case, File No. 001-12014):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 11, 2010 (including those portions of our definitive Proxy Statement filed on April 26, 2010 incorporated by reference into the Annual Report on Form 10-K);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 6, 2010;

•	our Current Reports on Form 8-K filed on January 6, 2010, January 25, 2010, February 25, 2010, March 11, 2010, March 16, 2010, April 6, 2010, April 16, 2010, April 19, 2010, May 6, 2010, May 10, 2010, May 11, 2010, May 14, 2010, May 17, 2010 and May 25, 2010 (but, in each case, excluding information furnished but not filed therein); and

•	the description of our common stock, including the description of our preferred share purchase rights, contained in our registration statement on Form 8-A filed with the SEC on August 5, 2005, which incorporates by reference the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 10, 1993, which was amended in Form 8-A/A Amendment No. 5 filed with the SEC on November 30, 2001 and Form 8-A/A Amendment No. 6 filed with the SEC on May 21, 2004, and any amendments or reports filed with the SEC for the purpose of updating such descriptions.
     We also incorporate by reference into this prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of this offering and the termination of the registration statement of which this prospectus is a part, other than information that is furnished but not filed with the SEC under those filings.
     Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus.
     Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus or filed as exhibits to the registration statement of which this prospectus is a part by requesting them in writing or by telephone at the following address:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
Telephone: (919) 556-3056
     You should rely only on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized any person to provide you with any information that is different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.